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                                                                  Exhibit (h)(6)


                             EXCELSIOR FUNDS, INC.
                               73 Tremont Street
                             Boston, MA 02108-3913

                               December 29, 2000


United States Trust Company of New York
114 West 47th Street
New York, NY 10036

Gentlemen:

          Excelsior Funds, Inc., formerly UST Master Funds, Inc. (the "Company"), and United States Trust Company of New York ("U.S. Trust") are parties to an Amended and Restated Mutual Funds Transfer Agency Agreement made as of July 31, 1998 (the "Agreement").

          The Company has established a class of shares for a new portfolio, the Biotechnology Fund (the "New Fund"). This letter shall serve as written notice that the Company desires to retain U.S. Trust to serve as transfer agent, registrar and dividend disbursing agent under and in accordance with the terms of the Agreement, whereupon the New Fund shall be subject to the provisions of the Agreement to the same extent as the funds currently covered by the Agreement.

          Please sign below to signify U.S. Trust's agreement to serve as transfer agent, registrar and dividend disbursing agent for each class and/or series of common stock of the Company with respect to the New Fund for the period and on the terms set forth in the Agreement.

                                       Very truly yours,

                                       EXCELSIOR FUNDS, INC.


                                       By:    /s/ Frederick S. Wonham
                                             -----------------------

                                       Name:  Frederick S. Wonham
                                             -----------------------

                                       Title: President
                                             -----------------------

Agreed to and Accepted intending
to be legally bound hereby

UNITED STATES TRUST COMPANY OF NEW YORK


By:    /s/ Frederick B. Taylor
       -------------------------

Name:  Frederick B. Taylor
       -------------------------

Title: Vice Chairman
       -------------------------